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                                                                      EXHIBIT 21

                                 Subsidiaries
                                 ------------

Subsidiary and Name                                         Jurisdiction In
Under Which It Does Business                                Which Organized
----------------------------                                ---------------

Whirlpool Europe B.V.                                       The Netherlands

Whirlpool Properties, Inc.                                  Michigan

Whirlpool Patents Company                                   Michigan

Whirlpool Financial Corporation                             Delaware

Brasmotor S.A.                                              Brazil

Multibras S.A. Eletrodomesticos                             Brazil



The names of the Company's other subsidiaries are omitted because, considered in the aggregate as a single subsidiary, such subsidiaries would not constitute a significant subsidiary as of December 31, 2000.